UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           In accordance with the provisions of his employment letter agreement with LexingtonPark Parent Corp. (n/k/a Cowen Group, Inc.), dated as of July 10, 2009, and amended on December 8, 2009 and July 19, 2010, as previously filed by the Company with the SEC (the “Employment Agreement”), Christopher A. White notified Cowen Group, Inc. (the “Company”) on February 8, 2011 that he was resigning from the Company for Good Reason (as defined in the Employment Agreement) as a result of his change in position from Chief Operating Officer to Chief of Staff of the Company, which occurred in April 2010.

In connection with such termination, the Company entered into a Separation and Release Agreement (the “Letter Agreement”) with Mr. White.  Pursuant to the Letter Agreement, Mr. White agreed that the effective date of his resignation will be February 18, 2011.  The Letter Agreement provides, among other things, that, in accordance with the terms of his Employment Agreement, (a) all outstanding unvested Company equity awards held by Mr. White will immediately vest; (b) Mr. White will continue to have the opportunity to exercise his vested option awards; (c) Mr. White will be entitled to receive the remaining cash payments under his deferred cash award in accordance with the terms of such award; and (d) Mr. White will be entitled to receive an annual bonus for calendar year 2010 at the same time as such bonuses are paid to other employees of the Company.  As consideration for the general release of claims being received by the Company from Mr. White pursuant to the Letter Agreement, Mr. White will also be entitled to receive a lump sum cash payment of one hundred thousand dollars ($100,000) and 50% of the carried interest in the Cowen Healthcare Royalty Partners Fund granted to Mr. White pursuant to his 2009 Carried Interest Equivalent Award Agreement (as previously filed with the SEC) will continue to vest in accordance with its terms.  The remaining 50% of such carried interest shall be forfeited.

The description of the Letter Agreement contained herein is qualified in its entirety by reference to the actual letter agreement filed herewith as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
10.1	Letter Agreement with Christopher A. White, dated February 8, 2011, by and between Christopher A. White and Cowen Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: February 11, 2011	By:	/s/ Owen S. Littman
		Name:	Owen S. Littman
		Title:	General Counsel